Exhibit 10.1

Tenth Amendment to Employment Agreement

This Tenth Amendment (“Tenth Amendment”), to the Employment Agreement (the “Agreement”) dated February 27, 2007 between Usio, Inc. fka Payment Data Systems, Inc  (“PDS”) and Louis A. Hoch (“Executive”) is entered into this 1st  day of March 2025, and is made part of the Agreement which is hereby amended as follows:

1.         Definitions.  All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2.         Entire Agreement.  Except as expressly modified by this Tenth Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding and enforceable obligations of PDS and Executive.

3.         Successors and Assigns.  This Tenth Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

4.         Section References.  Section titles and references used in this Tenth Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

5.       Now, therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged:

a.	SCHEDULE 4(a)(i) of the Agreement is hereby replaced in its entirety with:

“$900,000 per annum.”

6.   This Tenth Amendment amends the Agreement as set forth herein. All previously existing obligations under the Agreement are hereby reaffirmed in all respects.

[Signature Page follows.]

In witness thereof, the parties hereto have caused this Tenth Amendment to the Agreement to be executed on the day and year first above written.

Usio, Inc.	Executive

By: /s/ Michelle Miller	By: /s/ Louis Hoch
Name: Michelle Miller	Name: Louis A. Hoch
Title: Chairperson of the
Compensation Committee

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